UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2007 ev3 Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9600 54th Avenue North, Suite 100
Plymouth, Minnesota	55442
(Address of principal executive offices)	(Zip Code)

(763) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On March 15, 2007, our operating subsidiaries, ev3 Endovascular, Inc., ev3 International, Inc. and Micro Therapeutics, Inc., entered into an amendment to our existing Loan and Security Agreement with Silicon Valley Bank, dated as of June 28, 2006.  The amendment added an additional $5 million line of equipment financing (increasing the total available equipment financing to $12.5 million).  The new $5 million line will have a four-year maturity.  Borrowings under the line will bear interest at a floating rate equal to 1% above the prime rate.  As of March 15, 2007, the amount of borrowings outstanding under the aggregate line was $7.1 million. We expect to draw down the additional $5 million during the first quarter of 2007.

The foregoing description of the First Amendment to Loan and Security Agreement does not purport to be complete and is qualified in its entirety by the provisions of the First Amendment to Loan and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 2.03               Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by this reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	First Amendment to Loan and Security Agreement between Silicon Valley Bank and ev3 Endovascular, Inc., ev3 International, Inc. and Micro Therapeutics dated March 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2007	ev3 Inc.

	By:	/s/ Patrick D. Spangler
	Name:	Patrick D. Spangler
	Title:	Chief Financial Officer and Treasurer

ev3 Inc.
CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	First Amendment to Loan and Security Agreement between Silicon Valley Bank and ev3 Endovascular, Inc., ev3 International, Inc. and Micro Therapeutics dated March 15, 2007.	Filed herewith